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                             AMENDED AND RESTATED
                           (Through April 28, 1995)
                                    BY-LAWS

                                      OF

                      NEW ENGLAND BUSINESS SERVICE, INC.

                                  ARTICLE ONE

                                 Stockholders


          Section 1. Annual Meeting. The annual meeting of the stockholders shall be held on the last Friday of October in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), or on such later date to which the Directors or the Chairman of the Board or the President shall postpone such meeting, at the hour fixed by the Directors or the Chairman of the Board or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these By-laws, may be specified by the Directors or the Chairman of the Board or the President. If no annual meeting is held in accordance with the foregoing provisions, the Directors shall cause the meeting to be held as soon thereafter as convenient.

          Section 2. Special Meetings. Special meetings of the stockholder may be called by the Chairman of the Board, the President or the Directors. No call of a special meeting of the stockholders shall be required if such notice of the meeting shall have been waived in writing (including a telegram) by every stockholder entitled to notice thereof, or by his attorney thereunto authorized.

          Section 3. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the Chairman of the Board or the President and stated in the notice of the meeting.

          Section 4. Notices. Except as otherwise provided by law, notice of all meetings of stockholders shall be given as follows, to wit: A written notice, stating the place, day and hour thereof, shall be given by the Secretary (or person or persons calling the meeting), not less than 10 nor more than sixty days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law, the Certificate of Incorporation, or these By-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid, and addressed to such stockholder at his address as it appears upon the books of the corporation. Notices of all meetings of stockholders shall state the purposes for which the meetings are called. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.
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          Section 5.  Quorum.  At any meeting of stockholders a quorum for the transaction of business shall consist of one or more individuals appearing in person and/or as proxies and owning and/or representing a majority of the shares of the corporation then outstanding and entitled to vote, provided that in the absence of a quorum, the stockholders may, by majority vote, adjourn the meeting from time to time until a quorum shall be present.

          Section 6. Voting and Proxies. Each stockholder shall have one vote for each share of stock entitled to vote, and a proportionate vote for any fractional share entitled to vote, held by him of record according to the records of the corporation, unless otherwise provided by the Certificate of Incorporation or by resolution or resolutions of the Board of Directors establishing rights of Preferred Stock as provided for in the Certificate of Incorporation. Stockholders may vote either in person or by written proxy dated not more than three years before the meeting named therein, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary before being voted at any meeting or any adjournment thereof. Every proxy must be signed by the stockholder or by his attorney-in-fact. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

          Section 7. Action at Meeting. When a quorum is present, the action of the stockholders on any matter properly brought before such meeting shall be decided by the holders of a majority of the stock present or represented and entitled to vote and voting on such matter, except where a different vote is required by law, the Certificate of Incorporation or these By-laws. Any election by stockholders shall be determined by a majority of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.

          Section 8. Special Action. Any action to be taken by the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

          Section 9. Record Date. The Directors may fix in advance a time which shall be not more than sixty days prior to (a) the date of any meeting of stockholders and not less than ten days prior to such meeting, (b) the date for the payment of any dividend or the making of any distribution to stockholders, or (c) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, the right to receive such dividend or distribution, or the right to give consent or dissent. The Board of Directors may fix a new record date, or confirm an existing record date, for the purpose of determining the stockholders entitled to vote at any adjourned or postponed meeting. In each such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date..

          Section 10. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of

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each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the corporation, or to vote at any meeting of stockholders.

                                  ARTICLE TWO

                                   Directors

          Section 1. Powers. The Board of Directors, subject to any action at any time taken by such stockholders as then have the right to vote, shall have the entire charge, control and management of the corporation, its property and business and may exercise all or any of its power.

          Section 2. Election. A Board of Directors of such number, not less than 3, nor more than 9, as shall be fixed by the stockholders, shall be elected by the stockholders at the annual meeting.

          Section 3. Vacancies. Any vacancy at any time existing in the Board may be filled by the Board at any meeting. The stockholders having voting power may, at a special meeting called at least in part for the purpose, choose a successor to a Director whose office is vacant, and the person so chosen shall displace any successor chosen by the Directors.

          Section 4. Enlargement of the Board. The number of the Board of Directors may be increased and one or more additional Directors elected at any special meeting of the stockholders, called at least in part for the purpose, or by the Directors by vote of a majority of the Directors then in office.

          Section 5. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

          Section 6. Removal. A Director may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors.

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          Section 7.  Annual Meetings.  Immediately after each annual meeting of stockholders and at the place thereof, if a quorum of the Directors elected at such meeting is present, there shall be a meeting of the Directors without notice; but if such a quorum of the Directors elected thereat is not present at such meeting, or if present does not proceed immediately thereafter to hold a meeting of the Directors, the annual meeting of the Directors shall be called in the manner hereinafter provided with respect to the call of special meetings of Directors.

          Section 8. Regular Meetings. Regular meetings of the Directors may be held at such times and places as shall from time to time be fixed by resolution of the Board and no notice need be given of regular meetings held at times and places so fixed, provided however, that any resolution relating to the holding of regular meetings shall remain in force only until the next annual meeting of stockholders, and that if at any meeting of Directors at which a resolution is adopted fixing the times or place or places for any regular meetings any Director is absent, no meeting shall be held pursuant to such resolution until either each such absent Director has in writing or by telegram approved the resolution or seven days have elapsed after a copy of the resolution certified by the Secretary has been mailed postage prepaid, addressed to each such absent Director at his last known home or business address.

          Section 9. Special Meetings. Special meetings of the Directors may be called by the Chairman of the Board, the President, the Treasurer or any two Directors and shall be held at the place designated in the call thereof.

          Section 10. Notices. Notices of any special meeting of the Directors shall be given by the Secretary to each Director, by mailing to him, postage prepaid, and addressed to him at his address as registered on the books of the corporation, or if not so registered at his last known home or business address, a written notice of such meeting at least four days before the meeting or by delivering such notice to him at least forty-eight hours before the meeting or by sending to him at least forty-eight hours before the meeting, by prepaid telegram addressed to him at such address, notice of such meeting. If the Secretary refuses or neglects for more than twenty-four hours after receipt of the call to give notice of such special meeting, or if the office of the Secretary is vacant or the Secretary is incapacitated, such notice may be given by the officer or one of the Directors calling the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Directors' meeting need not specify the purpose of the meeting.

          Section 11. Quorum. At any meeting of the Directors a majority of the number of Directors required to constitute a full Board, as fixed in or determined pursuant to these By-laws as then in effect, shall constitute a quorum for the transaction of business; provided always that any number of Directors (whether one or more and whether or not constituting a quorum) present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.

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          Section 12.  Action at Meeting.  At any meeting of the Directors at which a quorum is present, the action of the Directors on any matter brought before the meeting shall be decided by the vote of a majority of those present and voting, unless a different vote is required by law, the Certificate of Incorporation, or these By-laws.

          Section 13. Special Action. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings. Such consent shall be treated as a vote of the Directors for all purposes.

          Section 14. Committees. The Directors may, by vote of a majority of the number of Directors required to constitute a full Board as fixed in or determined pursuant to these By-laws as then in effect, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Certificate of Incorporation or these By-laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Directors.

                                 ARTICLE THREE

                                   Officers

          Section 1. Enumeration. The officers of the corporation shall be a President, a Treasurer, a Secretary, and such Vice Presidents, Assistant Treasurers, Assistant Secretaries, and other officers as may from time to time be determined by the Directors.

          Section 2. Election. The President, Treasurer and Secretary shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Directors at such meeting or at any other meeting.

          Section 3. Qualification. The President may, but need not be, a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and the Secretary shall not be the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

          Section 4. Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws, the President, Treasurer and Secretary shall hold office until the first meeting of the Directors following the annual meeting of stockholders, and thereafter until his successor is chosen and qualified. Other officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the Chairman of the Board, the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

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          Section 5.  Removal.  The Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

          Section 6. Chairman of the Board. If the Directors shall appoint a Chairman of the Board, he shall preside at all meetings of the Board and of the stockholders at which he shall be present. In the absence or disability of the President, the powers and duties of the President shall be exercised and performed by the Chairman of the Board. He shall, subject to the Board of Directors, be responsible for the long-range planning of the corporation. He shall perform such duties and have such powers additional to the foregoing as the Board shall from time to time designate.

          Section 7. President. In the absence or disability of the Chairman of the Board, the President shall, when present, preside at all meetings of the stockholders and of the Directors. Except as otherwise expressly provided by these By-laws or by action of the Board, it shall be the duty of the President, and he shall have the power, to see that all orders and resolutions of the Directors are carried into effect. The President, as soon as reasonably possible after the close of each fiscal year, shall submit to the Directors a report of the operations of the corporation for such year and a statement of its affairs and shall from time to time report to the Directors all matters within his knowledge which the interests of the corporation may require to be brought to its notice. The President shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.

          Section 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Directors shall from time to time designate.

          Section 9. Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositaries as shall be designated by the Directors or in the absence of such designation in such depositaries as he shall from time to time deem proper. He shall disburse the funds of the corporation as shall be ordered by the Directors, taking proper vouchers for such disbursements. He shall promptly render to the President and to the Directors such statements of his transactions and accounts as the President and Directors respectively may from time to time require. The Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.

          Section 10. Assistant Treasurer. In the absence or disability of the Treasurer, his powers and duties shall be performed by the Assistant Treasurer, if only one, or if more than one, by the one designated for the purpose by the Directors. Each Assistant Treasurer shall have such other powers and perform such other duties as the Directors shall from time to time designate.

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          Section 11.  Secretary and Assistant Secretary.  The Secretary or an
Assistant Secretary, if one be elected, shall record all proceedings of the stockholders in a book to be kept therefor and, if there be no Secretary or Assistant Secretary of the Board of Directors, shall also record all proceedings of the Directors in a book to be kept therefor. If there be more than one Assistant Secretary, then the one designated to so record such proceedings by the Directors shall do so, otherwise a Temporary Secretary designated by the person presiding at a meeting, shall perform the duties of the Secretary.
Unless the Directors shall appoint a transfer agent and/or registrar or other officer or officers for the purpose, the Secretary shall be charged with the duties of keeping or causing to be kept, accurate records of all stock outstanding, stock certificates issued and stock transfers; and, subject to such other duties or different rules as shall be adopted from time to time by the Directors, such records may be kept solely in the stock certificate books. The Secretary and each Assistant Secretary shall have such other powers and perform such other duties additional to the foregoing as the Directors may from time to time designate.

                                 ARTICLE FOUR

                     Provisions Relating to Capital Stock

          Section 1. Certificates of Stock. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation.

          Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

          If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) or a statement that the corporation will furnish without charge to each

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stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

          Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          Section 2. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificate shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

          Section 3. Equitable Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

          Section 4. Lost or Destroyed Certificates. The Directors of the corporation may, subject to any contrary provision of law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, stolen, destroyed, or mutilated.

                                 ARTICLE FIVE

                          Stock in Other Corporations

          Except as the Directors may otherwise designate, the Chairman of the Board, President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization the securities of which may be held by the corporation.

                                  ARTICLE SIX

                             Inspection of Records

          Books, accounts, documents and records of the corporation shall be open to inspection by any Director at all times during the usual hours of business. The original, or attested copies, of the Certificate of Incorporation, By-laws and records of all meeting of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all

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stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Secretary. Said copies and records need not be all kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                 ARTICLE SEVEN

                  Checks, Notes, Drafts and Other Instruments

          Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or person authorized by the Directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the Directors to do so.

                                 ARTICLE EIGHT

                                     Seal

          The seal of the corporation shall be circular in form, bearing its name, the word "Delaware," and the year of its incorporation. The Treasurer shall have custody of the seal and may affix it (as may any other officer authorized by the Directors) to any instrument requiring the corporate seal.

                                 ARTICLE NINE

                                  Fiscal Year

          The fiscal year of the corporation shall be the year ending on June 30 in each year.

                                  ARTICLE TEN

                                  Amendments

          These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting. If authorized by the Certificate of Incorporation, the Directors may also make, amend, or repeal these By-laws in whole or in part, except with respect to any provisions thereof which by law, the Certificate of Incorporation, or these By-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-laws. Any By-law adopted by the Directors may be amended or repealed by the stockholders.

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                                ARTICLE ELEVEN

                                Indemnification

          The corporation shall indemnify its officers and directors to the extent permitted by the General Corporation Law of the State of Delaware.

                                ARTICLE TWELVE

                       Principal and Registered Offices

          Section 1. Principal Office. The corporation's principal office shall be 500 Main Street, Groton, Massachusetts or such other place as the Board of Directors may designate.

          Section 2. Registered Office. The corporation's registered office shall be 229 South State Street, City of Dover, County of Kent, Delaware, or such other place as the Board of Directors may designate.

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